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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CrossGain Corporation Amended and Restated 2000 Stock Plan of BEA Systems, Inc. of our report dated February 21, 2001, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
August 13, 2001